Consent of Independent Registered Public Accounting Firm

Board of Directors and Shareholders
Invesco Mortgage Capital Inc.

We have issued our report dated March 23, 2010, with respect to the consolidated financial statements included in the Annual Report of Invesco Mortgage
Capital Inc. and subsidiaries on Form 10-K for the year ended December 31, 2009.  We hereby consent to the incorporation by reference of said report in the
Registration Statement of Invesco Mortgage Capital Inc. on Form S-8 (File No. 333-163249, effective November 20, 2009).

/s/ GRANT THORNTON LLP
Philadelphia, Pennsylvania
March 23, 2010